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                                                                   EXHIBIT 99(A)

                             ITT DESTINATIONS, INC.

                                COMBINED INCOME
                                 (In millions)

                                                                                SIX MONTHS ENDED
                                                           SECOND QUARTER           JUNE 30,
                                                          -----------------     -----------------
                                                           1995       1994       1995       1994
                                                          ------     ------     ------     ------
Revenues...............................................   $1,697     $1,240     $2,982     $2,116
Costs and Expenses:
  Salaries, benefits and other operating...............    1,231        983      2,216      1,687
  Selling, general and administrative, net of service
     fee income of $26, $23, $52 and $43...............      195        124        373        235
  Depreciation and amortization........................       72         33        128         66
                                                          ------     ------     ------     ------
                                                           1,498      1,140      2,717      1,988
                                                          ------     ------     ------     ------
                                                             199        100        265        128
Interest Expense (net of interest income of $8, $4, $13
  and $8)..............................................      (90)       (34)      (157)       (46)
Miscellaneous Income (Expense), net....................        3         (5)         9         (8)
                                                          ------     ------     ------     ------
                                                             112         61        117         74
Income Tax.............................................      (51)       (26)       (55)       (31)
Minority Equity........................................      (15)        (6)        (9)        (6)
                                                          ------     ------     ------     ------
Net Income.............................................   $   46     $   29     $   53     $   37
                                                          ======     ======     ======     ======

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

                                                                   EXHIBIT 99(A)

                             ITT DESTINATIONS, INC.

                             COMBINED BALANCE SHEET
                                 (In millions)

                                                                         JUNE 30,     DECEMBER 31,
                                                                           1995           1994
                                                                         --------     ------------
ASSETS
Current Assets:
  Cash and cash equivalents..........................................     $  384         $  191
  Receivables, net...................................................        675            498
  Inventories........................................................         91             59
  Prepaid expenses and other.........................................         93            217
                                                                         --------     ------------
     Total current assets............................................      1,243            965
Plant, Property and Equipment, net...................................      3,954          2,882
Investments in Uncombined Affiliates.................................      1,340            655
Goodwill, net........................................................      1,340            232
Notes Receivable, net................................................         58            133
Other Assets.........................................................        286            145
                                                                         --------     ------------
                                                                          $8,221         $5,012
                                                                          ======      ==========
LIABILITIES AND INVESTMENTS AND ADVANCES FROM ITT INDUSTRIES, INC.
Current Liabilities:
  Accounts payable...................................................     $  279         $   72
  Accrued expenses...................................................        553            426
  Notes payable and current maturities of long-term debt.............        168             31
  Other current liabilities..........................................        132             95
                                                                         --------     ------------
     Total current liabilities.......................................      1,132            624
Long-Term Debt.......................................................        667            600
Deferred Income Taxes................................................         85             39
Other Liabilities....................................................        287            192
Minority Interest....................................................        244            204
Investments and Advances from ITT Industries, Inc....................      5,806          3,353
                                                                         --------     ------------
                                                                          $8,221         $5,012
                                                                          ======      ==========

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